As filed with the Securities and Exchange Commission on December 11, 2019

Registration No. 333-170968

Registration No. 333-189905

Registration No. 333-214561

Registration No. 333-231517

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-170968

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189905

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-214561

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231517

UNDER

THE SECURITIES ACT OF 1933

SEMGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-3533152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

(918) 524-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SemGroup Corporation Equity Incentive Plan, as amended and restated

SemGroup Employee Stock Purchase Plan

(Full title of the plan)

Thomas E. Long

Chief Financial Officer

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

(918) 524-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William N. Finnegan IV

Kevin M. Richardson

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by SemGroup Corporation, a Delaware corporation (“SemGroup”), with the Securities and Exchange Commission:

•

Registration Statement No.  333-170968 on Form S-8, filed on December 3, 2010, registering 2,774,135 shares of Class A common stock, par value $0.01 per share (the “Common Stock”), of SemGroup under the SemGroup Corporation Equity Incentive Plan;

•	Registration Statement No. 333-189905 on Form S-8, filed on July 11, 2013, registering 1,000,000 shares of Common Stock under the SemGroup Employee Stock Purchase Plan;

•

Registration Statement No.  333-214561 on Form S-8, filed on November 10, 2016, registering 928,585 shares of Common Stock under the SemGroup Corporation Equity Incentive Plan, as amended and restated; and

•	Registration Statement No. 333-231517 on Form S-8, filed on May 15, 2019, registering 3,600,000 shares of Common Stock under the SemGroup Corporation Equity Incentive Plan, as amended and restated.

On December 5, 2019, Energy Transfer LP, a Delaware limited partnership (“ET”), completed the acquisition of SemGroup, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 15, 2019 (the “Merger Agreement”), by and among SemGroup, ET and Nautilus Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of ET (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub merged with and into SemGroup (the “Merger”), with SemGroup surviving the Merger as a direct wholly owned subsidiary of ET. Each outstanding share of Common Stock was converted into the right to receive (x) $6.80 in cash, without interest and (y) 0.7275 of a common unit representing a limited partner interest in ET.

In connection with the consummation of the Merger, SemGroup has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by SemGroup in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, SemGroup hereby removes from registration all of such securities of SemGroup registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 11th day of December, 2019.

SEMGROUP CORPORATION

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933.